Exhibit 21.1

LIST OF SUBSIDIARIES

Name	State or Other Jurisdiction of Incorporation
Abraxis Bioscience Australia Pty Ltd.	Australia
Abraxis BioScience International Holding Company, Inc.	Delaware
Abraxis BioScience Puerto Rico, LLC	Puerto Rico
Abraxis BioScience, Inc.	Delaware
Abraxis BioScience, LLC	Delaware
Acetylon Pharmaceuticals, Inc	Delaware
AHI Investment, LLC	Delaware
Anthrogenesis Corporation	New Jersey
Apoptos, Inc.	Delaware
Cabrellis Pharmaceuticals Corp.	Delaware
Celgene Kft	Hungary
Celgene Ab	Finland
Celgene AB	Sweden
Celgene Alpine Investment Co. III, LLC	Delaware
Celgene Alpine Investment Co. II, LLC	Delaware
Celgene Alpine Investment Co., LLC	Delaware
Celgene ApS	Denmark
Celgene AS	Norway
Celgene Brasil Productos Farmaceuticos Ltda.	Brazil
Celgene BV	Netherlands
Celgene BVBA	Belgium
Celgene CAR Ltd	Bermuda
Celgene CAR LLC	Delaware
Celgene Chemicals Sarl	Switzerland
Celgene Co.	South Korea
Celgene Europe, Limited	United Kingdom
Celgene European Investment Co. LLC	Delaware
Celgene FZE	Dubai
Celgene GmbH	Austria
Celgene GmbH	Germany
Celgene GmbH	Switzerland
Celgene Holdings East Corp.	New Jersey
Celgene Holdings II Sarl	Switzerland
Celgene Holdings III Sarl	Switzerland
Celgene Inc.	Canada
Celgene International Holdings Corporation	Delaware
Celgene International II Sarl	Switzerland
Celgene International SARL	Switzerland
Celgene International, Inc.	Delaware
Celgene KK	Japan

Celgene Limited	Hong Kong
Celgene Limited	Ireland
Celgene Limited	Taiwan
Celgene Limited	United Kingdom
Celgene Limited	New Zealand
Celgene llac Pazarlama ve Tic.Ltd. Sti.	Turkey
Celgene Logistics Sarl	Switzerland
Celgene Ltd	Thailand
Celgene Luxembourg SARL	Luxembourg
Celgene Management Sarl	Switzerland
Celgene Netherlands BV	Netherlands
Celgene Netherlands II BV	Netherlands
Celgene Netherlands Investment, B.V.	Netherlands
Celgene NJ Investment Co.	New Jersey
Celgene Pharmaceuticals Information Consulting Co., Ltd (Shanghai)	China
Celgene PTE Ltd	Singapore
Celgene Pty Limited	Australia
Celgene Puerto Rico Distribution LLC	Puerto Rico
Celgene Quanticel Research, Inc.	Delaware
Celgene R&D Sarl	Switzerland
Celgene Receptos Limited	United Kingdom
Celgene Receptos Sarl	Switzerland
Celgene Research and Development, LLC	Delaware
Celgene Research and Development I ULC	Canada
Celgene Research Investment Company II, LLC	Delaware
Celgene Research, SL	Spain
Celgene RIVOT II Ltd.	Bermuda
Celgene RIVOT III Ltd.	Bermuda
Celgene RIVOT LLC	Delaware
Celgene RIVOT Ltd.	Bermuda
Celgene S.L.	Spain
Celgene SAS	France
Celgene Sàrl AU	Morocco
Celgene Sdn. Bhd.	Malaysia
Celgene Services Sarl	Switzerland
Celgene Sociedade Unipessoal Lda	Portugal
Celgene sp. zoo	Poland
Celgene Srl	Italy
Celgene sro	Czech Republic
Celgene sro	Slovakia
Celgene Summit Investment Co	New Jersey
Celgene Switzerland Holdings Sarl	Switzerland
Celgene Switzerland Investment Sarl	Switzerland
Celgene Switzerland LLC	Delaware
Celgene Switzerland II LLC	Delaware
Celgene Switzerland SA	Switzerland

Celgene UK Distribution Limited	United Kingdom
Celgene UK Holdings, Limited	United Kingdom
Celgene UK Manufacturing II, Limited	United Kingdom
Celgene UK Manufacturing III, Limited	United Kingdom
Celgene UK Manufacturing, Limited	United Kingdom
Celgene, S. de R.l. de C.V.	Mexico
Celgene Tri A Holdings Ltd	Bermuda
Celgene Tri Sarl	Switzerland
Celmed LLC	Delaware
Celmed Ltd.	Bermuda
Cenomed BioSciences, LLC	Delaware
CHT I LLC	Delaware
CHT II LLC	Delaware
CHT III LLC	Delaware
CHT IV LLC	Delaware
CR Finance Company LLC	Delaware
Crosp Ltd.	Bermuda
Deuteria Pharmaceuticals, Inc.	Delaware
EngMab Sarl	Switzerland
Global Strategic Partners, LLC	Delaware
Gloucester Pharmaceuticals, LLC	Delaware
Morris Avenue Investment II, LLC	New Jersey
Morris Avenue Investment LLC	New Jersey
Pharmion LLC	Delaware
Receptos LLC	Delaware
Receptos Services LLC	Delaware
Resuscitation Technologies, LLC	Delaware
Seamair Insurance DAC	Ireland
Signal Pharmaceuticals, LLC	California
Summit West Celgene LLC	Delaware
SPV A Holdings ULC	Canada
VivoRx Autoimmune, Inc.	California
1096271 BC ULC	Canada